Exhibit 5.2

Perkins Coie LLP

2901 N. Central Avenue, Suite 2000

Phoenix, AZ 85012-2788

PHONE: 602-351-8000

FAX: 602-648-7000

www.perkinscoie.com

May 23, 2014

Marathon Steel Company

c/o General Cable Corporation

4 Tesseneer Dr.

Highland Heights, KY 41076

Re:	General Cable Corporation’s 5.750% Senior Notes due 2022 - Arizona

Guarantor

Ladies and Gentlemen:

We have acted as special Arizona counsel to Marathon Steel Company, an Arizona corporation (the “Arizona Guarantor”), a subsidiary of General Cable Corporation, a Delaware corporation (the “Issuer”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) up to $600,000,000.00 in aggregate principal amount of the Issuer’s 5.750% Senior Notes due 2022 (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act and (ii) the guarantees by the Arizona Guarantor and other subsidiaries of the Issuer of the Exchange Notes (the “Guarantees”). The Exchange Notes and Guarantees are proposed to be offered in exchange for existing $600,000,000.00 in aggregate principal amount of the Issuer’s outstanding 5.750% Senior Notes due 2022 and related guarantees. The Exchange Notes and Guarantees will be issued pursuant to the Indenture dated as of September 25, 2012 among the Issuer, U.S. Bank National Association, a national banking association, as Trustee, and the Arizona Guarantor, among others, as a Guarantor (as defined therein), as supplemented by the First Supplemental Indenture, dated as of September 6, 2013, and the Second Supplemental Indenture, dated as of November 8, 2013 (as so supplemented, the “Indenture”). Except as otherwise indicated herein, capitalized terms defined in the Indenture are used herein as defined in the Indenture.

In our capacity as counsel to the Arizona Guarantor, we have examined (a) the Registration Statement, (b) the Indenture, (c) the form of Exchange Notes, (d) the articles of incorporation, bylaws and resolutions of the Arizona Guarantor and (e) the originals, or copies identified to our satisfaction, of such corporate records of the Arizona Guarantor, certificates of public officials, officers of the Arizona Guarantor and other persons, and such other documents as we have considered necessary to provide a basis for the opinions expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that (1) the Arizona Guarantor is a corporation that is validly existing under Arizona law and that is not administratively dissolved under the Arizona Business Corporation Act; (2) the Arizona Guarantor (a) had the corporate power to execute and deliver the Indenture, including its Guarantees contained therein, at the time of such execution and delivery and (b) has the corporate power to perform its obligations under the Indenture and its Guarantees; and (3) the Indenture, including the Guarantees, was duly authorized by all necessary corporate action on the part of the Arizona Guarantor, and the Indenture was duly executed and delivered by the Arizona Guarantor.

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Arizona, and we express no opinion with respect to the laws of any other jurisdiction.

We understand and agree that Blank Rome LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by it in connection with the Registration Statement, on the condition and understanding that such reliance must be actual and reasonable in the circumstances. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very truly yours,

/s/ Perkins Coie LLP
PERKINS COIE LLP

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